LOAN AGREEMENT

Agreement dated as of March 8, 2004 between Optionable, Inc., a Delaware corporation ("Borrower"), and Mark Nordlicht, an individual ("Lender").

WITNESSETH

WHEREAS, Lender has agreed to provide to Borrower $50,000 in debt specifically for the purpose of funding a retainer agreement between Optionable, Inc. and Gottbetter and Partners LLP;

WHEREAS, Borrower expects to seek cash investments and has agreed to allocate $50,000 of the proceeds from such investments to repay Lender;

WHEREAS, Borrower desires to borrow funds from Lender, and Lender desires to make such funds available to Borrower, on the terms and conditions hereinafter set forth;

WHEREAS, Lender is a founder, director and officer of Borrower and is willing to lend such funds hereunder and under the Notes (as hereinafter defined) without securing Borrower's obligations;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Commitment. Subject to the terms and conditions hereof, Lender hereby agrees to make a loan to the Borrower of Fifty Thousand Dollars ($50,000) (the "Commitment"). The Commitment shall expire upon the earliest to occur of (i) March 9, 2014, (ii) the Borrower's payment of all amounts due under this Agreement and the Notes or (iii) according to any terms agreed to buy the Borrower and Lender (the date of the earliest of such occurrences being hereinafter referred to as the "Expiration Date").

2. Use of Proceeds. Borrower will use the proceeds of the Loan specifically for the purpose of funding a retainer agreement between Optionable, Inc. and Gottbetter and Partners LLP (the "Retainer Agreement"). If at any point the Borrower determines that it will not be able to use the proceeds of the Loan to fund the Retainer Agreement, it will promptly return the proceeds of the Loan to the Lender.

3. Promissory Notes; Terms.

a) The obligations of Borrower in respect of the Loans shall be evidenced by the Promissory Note of Borrower, dated the date hereof payable to the order of Lender in the principal amount of Fifty Thousand Dollars ($50,000) in the form of Exhibit I attached hereto (the "$50,000 Note"). The outstanding principal amount of the Loan shall be due and payable upon the earliest to occur of (i) the Expiration

Date, or (ii) the 15th day after the Borrower receives cash investment(s) of at least $300,000 (the "Capital Raise"). In the event of a Capital Raise; from the first $300,000 raised, $50,000 received by Borrower in such Capital Raise will be payable to Lender to satisfy the obligations of this Loan. All payments by Borrower under this Agreement or the $50,000 Note shall be made in lawful money of the United States and in immediately available funds, without deduction, set-off, withholding or counterclaim.

b) Penalties. In the event that the Borrower receives a cash investment of at least $300,000, and Borrower fails to repay Lender pursuant to Section 3(a), the loan will be considered past due and penalties will be added to principle of the loan at a rate of 20% annually.

4. Prepayments; Reduction or Termination of Commitment. Borrower may, at its option, at any time and from time to time, prepay without penalty or premium all or any portion of the Loans and Advances. At any time on at least five (5) days' prior notice to Lender, Borrower may in whole permanently terminate or from time to time permanently reduce the Commitment. The term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York are authorized by law to close.

5. Representations and Warranties. Borrower represents, covenants and warrants to Lender that:

(a) this Agreement and the Notes have each been duly authorized, executed and delivered by Borrower and constitute the legal, valid, binding and enforceable obligation of Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, reorganization, moratorium or other laws relating to creditors' rights generally and by equitable principles.

1. Notices. All notices, communications, demands and requests required or permitted to be given pursuant to this Agreement or the Notes shall be given in writing, shall be transmitted by personal delivery, by registered or certified mail, return receipt requested, postage prepaid or by telegram, telex, telecopier or other electronic means and shall be addressed as follows:

When Lender is the intended recipient:

Mark Nordlicht
165 West End Avenue, Apt. 11N
New York, NY 10023
Email: mnord7@aol.com

When Borrower is the intended recipient:

Optionable, Inc.

555 Pleasantville Road
South Building, Suite 110
Briarcliff Manor, NY 10510
Attention: Kevin Cassidy
Telecopy: 914-773-1500

Lender or Borrower may designate a new address to which notices, demands and requests required or permitted to be given pursuant to this Agreement or the Notes shall thereafter be transmitted by giving written notice to that effect to the other party. Except as expressly stated to the contrary in this Agreement, each notice, communication, demand or request transmitted in the manner described in this Section 8 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the affidavit of the messenger (if transmitted by personal delivery) or the answer back or call back (if transmitted by telegram, telex or other electronic means) or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

2. Miscellaneous.

(a) Governing Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York, without giving effect to the laws, rules or principles of such State regarding conflicts of laws.

(b) Benefit Assignment. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and permitted assigns. Neither Borrower nor Lender may assign any of their respective rights or delegate any of their respective duties under this Agreement without the prior written consent of the other party and any assignment or delegation of this Agreement by either party without the prior written consent of the other party shall be void.

(c) Severability; Reformation. If a court of competent jurisdiction determines that any provision of this Agreement is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Agreement which shall remain in full force and effect in the same manner and to the same extent as if the invalid, unenforceable or illegal provision had not been contained in this Agreement. If any such invalidity, unenforceability or illegality of a provision of this Agreement becomes known or apparent to any of the parties, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Agreement generally.

(d) Headings. The headings set forth in this Agreement have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

(e) Survival. Borrower's representations and warranties shall survive the making of the Loans and Advances and the execution and delivery of the Notes.

(f) Amendments and Modifications. No addition to, and no cancellation, renewal, extension, modification or amendment of, this Agreement shall be binding upon any party unless such addition, cancellation, renewal, extension, modification or amendment is expressly set forth in a written instrument which is executed and delivered by all of the parties hereto by authorized representatives of each party.

(g) Waiver. No waiver of any provision of this Agreement shall be binding upon a party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such party by an authorized representative of such party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent expressly so waived, impair, limit or restrict the exercise of such right, power or remedy.

(h) Counterparts. This Agreement may be executed in any one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the Borrower and Lender have caused this Agreement to be duly executed and delivered as of the date first above written.

OPTIONABLE, INC.

By: [signature]

Name: Ed O'Connor

Title: President

[signature]

Mark Nordlicht